LAW OFFICES OF
                                 CARMINE J. BUA
                       1660 Hotel Circle North, Suite 207
                           San Diego, California 92108
                            Telephone: (619) 280-8000
                               Fax: (619) 280-8001


                               February 28, 2005                   File No. 3789


Board of Directors
International CellularAccessories
48055 Yale Road, RR32
Chilliwack, B.C.  V2P 6H4
Canada

     Re: My Legal Opinion Pursuant to SEC Form SB-2
         Registration Statement - International Cellular Accessories

Dear Ladies:

     You have requested my opinion as counsel for International Cellular Accessories, Inc., a Nevada corporation (the "Company") in connection with a Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") to be filed with the Securities and Exchange Commission.

     The undersigned is admitted to practice and is in good standing with the State Bar of California.

     1. THE REGISTRATION STATEMENT: The Registration Statement relates to the registration of 1,000,000 shares of the Company's common stock (the "Shares"). The Shares are to be sold only pursuant to the Prospectus and upon the terms and conditions set forth in the Registration Statement.

Board of Directors
February 28, 2005
Page 2


     2. BASIS FOR OPINION: The documentary basis and other basis for this opinion is my review and analysis of the below listed items:

     1. The Company's Articles of Incorporation, By-Laws, Minutes of Board of Directors Meetings, Minutes of Shareholder Meetings and Shareholder Lists (collectively the "Company Records").

     2.   The Registration Statement.

     3. The eligibility requirements for the use of Form SB-2 set forth in General Instructions A and B of Form SB-2 (the "Eligibility Requirements").

     4. The applicable provisions of the Securities Act of 1933 as amended, and the Rules and Regulations promulgated thereunder (collectively the "Act").

     5. The applicable securities and corporation's provisions of the Nevada Revised Statutes (collectively the "Nevada Statutes").

     6. That I have assumed that the documents and signatures examined by me are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.

     3. LEGAL OPINION: Based upon my review of the Company Records, the Registration Statement, the Eligibility Requirements, the Act and the Nevada Statutes, I am of the opinion that:

     1. ORGANIZATION AND QUALIFICATION: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

Board of Directors
February 28, 2005
Page 3


     2. COMPLIANCE WITH ELIGIBILITY REQUIREMENTS OF FORM SB-2: After reasonable investigation, I have no actual knowledge that the Eligibility Requirements for use of Form SB-2 have not been satisfied with respect to the Registration Statement.

     3. SHARES DULY AUTHORIZED AND VALIDLY ISSUED: When the Registration Statement has become effective and the Shares are sold pursuant to the Prospectus, the issuance of the Shares will be duly authorized, legally and validly issued, fully paid and non-assessable.


     4. CONSENT TO USE OF LEGAL OPINION: I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                Very truly yours,

                                /s/ Carmine J. Bua
                                ---------------------------
                                CARMINE J. BUA, III